Exhibit 99.1

FOR IMMEDIATE RELEASE

Republic Airways’ Matt Koscal Appointed President and Chief Executive Officer

Effective June 15, 2026

David Grizzle to Resume Role of Non-Executive Chair

CARMEL, Ind. – April 28, 2026 – Republic Airways Holdings Inc. (NASDAQ: RJET) today announced that its Board of Directors has unanimously named Matthew J. Koscal as President and Chief Executive Officer, effective June 15, 2026. Mr. Koscal, who joined Republic in 2014 and has served as President and Chief Commercial Officer since prior to the Company’s merger with Mesa Air Group in November 2025, will succeed David Grizzle, who will resume the role of non-executive Chair of the Board of Directors effective the same date.

The appointment finalizes the succession plan previously disclosed in the Company’s December 2025 8-K filing, which stated the Board’s expectation that Mr. Koscal would succeed Mr. Grizzle as CEO during the year ending December 31, 2026.

Mr. Grizzle was named CEO in July 2025 following the retirement of former CEO Bryan Bedford. Since then, he and Mr. Koscal have worked in close partnership to lead Republic through the Company’s all-stock combination with Mesa Air Group. The transaction established Republic as one of the leading publicly traded regional airlines in the United States and operator of the world’s largest Embraer jet fleet.

“Matt’s leadership in key roles at Republic over the past 12 years has set the stage for today’s announced appointment. He has brought strategic vision and execution, helping to build a world-class culture and an organization recognized for its outstanding delivery of operational excellence and client service. Through every phase of the Republic transformation, Matt has been an exceptional partner,” said Mr. Grizzle. “He’s earned the confidence of our workforce, our airline partners and our Board. I have full confidence in his leadership, and I look forward to continuing to support him as Chair.”

“David stepped into the CEO role at a critical time and guided Republic through a transformative merger, a return to the public markets, and the vital early stages of integration. I’m deeply grateful for his leadership and partnership during this journey. I’m humbled by the opportunity to lead Republic and truly excited about the incredible future we will build together with our talented team and valued partners,” said Mr. Koscal.

The Company is reiterating its guidance provided during the February 2026 earnings announcement.

About Republic Airways Holdings Inc.

Founded in 1974, Republic Airways maintains a combined fleet of 314 Embraer 170/175 aircraft, and its airlines offer scheduled passenger service on approximately 1,300 daily scheduled flights to approximately 125 cities in the United States, Canada, Mexico and the Caribbean. The airlines provide fixed-fee flights operated under their codeshare partners’ brands: American Eagle, Delta Connection and United Express. The airlines employ more than 8,400 aviation professionals. Learn more at www.rjet.com.

Forward-looking statements

Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our leadership succession, merger integration, outlook, anticipated operations, the revenue environment, contractual relationships, and our anticipated financial performance. All forward-looking statements included in this press release and accompanying statements made by management are made as of the date hereof and are based on information available to Republic as of such date. Readers should note that many factors could affect the future operating and financial results of Republic and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this press release and accompanying management statements. For additional information regarding factors that could cause Republic’s actual results to differ materially from expected results, please see Republic’s filing with the Securities and Exchange Commission (the “SEC”), including the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2026, as such factors may be updated from time to time in Republic’s filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.